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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-18445, 333-43087 and 333-58372) and Form S-8
(Nos. 333-16981, 333-16303, 333-15159, 333-06405, 333-27301, 333-71473,
333-53365, 333-44413, 333-85541, 333-86011, 333-44970, 333-35038, 333-68986,
033-93180, 033-99860, 333-65305 and 333-58496) of Avant! Corporation of our
report dated February 6, 2002 relating to the financial statements and financial statement schedule of Avant! Corporation, which appears in this Form 10-K. We also hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-18445, 333-43087 and 333-58372) and Form S-8
(Nos. 333-16981, 333-16303, 333-15159, 333-06405, 333-27301, 333-71473,
333-53365, 333-44413, 333-85541, 333-86011, 333-44970, 333-35038, 333-68986,
033-93180, 033-99860, 333-65305 and 333-58496) of Avant! Corporation of our
report dated January 18, 2002 relating to the financial statements of Forefront Venture Partners L.P., a Delaware limited partnership, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 29, 2002